UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2013

Obagi Medical Products, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33204	22-3904668
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3760 Kilroy Airport Way, Suite 500, Long Beach, CA 90806

(Address of principal executive offices, zip code)

(562) 628-1007

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Item 8.01.	Other Events.

On April 3, 2013, Obagi Medical Products, Inc., a Delaware corporation, issued a release announcing that it had executed an amendment to the Agreement and Plan of Merger (the “Merger Agreement”), dated March 19, 2013, which it had previously entered into with Valeant Pharmaceuticals International, a Delaware corporation (“Parent”), Odysseus Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent, and Valeant Pharmaceuticals International, Inc., a Canadian corporation. Copies of the amendment to the Merger Agreement and the press release are filed as Exhibits 2.1 and 99.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

2.1	Amendment to Agreement and Plan of Merger, dated as of April 3, 2013, among Valeant Pharmaceuticals International, Odysseus Acquisition Corp., Valeant Pharmaceuticals International, Inc. and Obagi Medical Products, Inc.

99.1	Press Release of Obagi Medical Products, Inc., dated April 3, 2013

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OBAGI MEDICAL PRODUCTS, INC.

Date: April 3, 2013	By:	/s/ Albert F. Hummel
	Name:	Albert F. Hummel
	Title:	Chief Executive Officer